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EXHIBIT 11.01     STATEMENT OF COMPUTATION OF PER SHARE EARNINGS.

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                                                           Three Months Ended March 31
                                                              1999            1998
                                                              ----            ----
I.  CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

(a)  BASIC EARNINGS PER SHARE
Net earnings (loss)                                           $(3,045)         $2,179
Weighted average shares outstanding                        90,715,040      89,152,540
                                                           -----------     ----------
Basic earnings per share                                       $(0.03)          $0.02
                                                           -----------     ----------
                                                           -----------     ----------

(b) FULLY DILUTED EARNINGS PER SHARE
Net earnings (loss)                                           $(3,045)         $2,179
Interest income from cash from stock options                        -               -
                                                           -----------     ----------
Adjusted net earnings (loss)                                  $(3,045)         $2,179

Weighted average shares outstanding                        90,715,040      89,152,540
Stock options deemed exercised                                125,000               -
                                                           -----------     ----------
Adjusted weighted average shares outstanding               90,840,040      89,152,540
                                                           -----------     ----------
Fully diluted earnings per share                               $(0.03)          $0.02
                                                           -----------     ----------
                                                           -----------     ----------

II.  UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

(a)  BASIC EARNINGS PER SHARE
Net earnings (loss) per U.S. GAAP                             $(2,862)         $3,392

Weighted average shares outstanding                        90,715,040      89,152,540
Common stock equivalents - stock options                      125,000               -
                                                           -----------     ----------
Adjusted weighted average shares outstanding               90,840,040      89,152,540
                                                           -----------     ----------
Basic earnings per share                                       $(0.03)          $0.04
                                                           -----------     ----------
                                                           -----------     ----------

(b) FULLY DILUTED EARNINGS PER SHARE
Net earnings (loss) per U.S. GAAP                             $(2,862)         $3,392

Weighted average shares outstanding                        90,715,040      89,152,540
Stock options deemed exercised                                125,000               -
Shares deemed repurchased                                    (107,143)              -
                                                           -----------     ----------
Adjusted weighted average shares outstanding               90,732,897      89,152,540
                                                           -----------     ----------
Fully diluted earnings per share                               $(0.03)          $0.04
                                                           -----------     ----------
                                                           -----------     ----------
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